FORM 8-K



                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                 Date of Report (Date of Earliest
                 Event Reported):  April 22, 1998




               CHIQUITA BRANDS INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)




        New Jersey         1-1550          04-1923360
     (State or other     (Commission     (IRS Employer
     jurisdiction of    File Number)    Identification No.)
      incorporation)


       250 East Fifth Street, Cincinnati, Ohio 45202
             (Address of principal executive offices)


       Registrant's telephone number, including area code:
                          (513) 784-8000

             INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6, 8 and 9 are not applicable and are omitted from this Report.

Item 5.        Other Events.
    The Company is making this filing in order to incorporate the information contained herein by reference into certain of the Company's Registration Statements under the Securities Act of 1933, including Registration Statements on Form S-3 No. 333-46373 and No. 333-51497. Reference is made to the Company s April 22, 1998 News Release attached as Exhibit 99.1 reporting results of operations for the first quarter and the attached interim financial statements of Stokely USA, Inc. and pro forma financial information as of December 31, 1997.

Item 7.   Financial Statements and Exhibits.

    (a)   Financial Statements of Businesses Acquired.  Page No.
          Stokely USA, Inc.

             Consolidated Condensed Balance Sheets (unaudited) at December 31, 1997 and 1996 and March 31, 1997
                                                  4-5
             Consolidated Condensed Statements of Operations (unaudited) for the three and nine months ended
             December 31, 1997 and 1996           6-7

             Consolidated Condensed Statements of Cash Flows
             (unaudited) for the nine months ended December 31,
             1997 and 1996                        8

             Notes to Consolidated Condensed Financial Statements
             (unaudited)                          9-10

    (b)   Pro Forma Financial Information.
          Chiquita Brands International, Inc.

             Pro Forma Combined Balance Sheet (unaudited) as of
             December 31, 1997                    12-13

             Pro Forma Combined Income Statement (unaudited) for the year ended December 31, 1997 14-15

    (c)  Exhibits
         99.1   News Release of the Company issued April 22,1998.

                        STOKELY USA, INC.

           CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997

                                      STOKELY USA, INC. AND SUBSIDIARIES
                                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                            (Dollars in thousands)


                                                         December 31,       December 31,       March 31,
                                                             1997              1996              1997
                                                         (unaudited)        (unaudited)         (note)
                                                       -------------      -------------    -------------
ASSETS
--------------
CURRENT ASSETS:
   Cash and cash equivalents                            $      784         $    1,430          $   1,660
   Accounts receivable, less allowance for
      losses of $862, $508 and $508, respectively           11,523             13,596             10,634
   Inventories:   Finished goods                            65,944             86,721             68,861
                  Manufacturing supplies                     2,866              3,176              4,924
   Prepaid expenses                                            522                825                728
   Property held for disposition                               132              4,846                537
                                                       -----------         ----------         ----------
      Total current assets                                  81,771            110,594             87,344

OTHER ASSETS:
   Property held for disposition                               448              1,495              1,022
   Other assets                                              1,459              2,231              1,907
                                                        ----------         ----------         ----------
      Total other assets                                     1,907              3,726              2,929

PROPERTY, PLANT & EQUIPMENT, at cost                        74,552             71,987             73,112
   Less accumulated depreciation                            36,196             32,070             32,643
                                                        ----------         ----------         ----------
                                                            38,356             39,917             40,469
                                                        ----------         ----------         ----------

TOTAL ASSETS                                              $122,034           $154,237          $ 130,742
                                                        ==========         ==========         ==========

See   accompanying  notes  to  consolidated  condensed  financial statements (unaudited).

Note: The balance sheet at March 31, 1997 has been condensed from the audited financial statements at that date.


                                      STOKELY USA, INC. AND SUBSIDIARIES
                                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                            (Dollars in thousands)


                                                         December 31,       December 31,      March 31,
                                                             1997              1996             1997
                                                         (unaudited)        (unaudited)        (note)
                                                       -------------      -------------    -------------
LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Notes payable                                        $   42,142         $   19,533         $  15,551
   Accounts payable                                         28,711             32,465            29,311
   Long-term debt due within one year                        9,616              5,650             2,584
   Other current liabilities                                 4,319              2,975             3,466
                                                      ------------       ------------      ------------
       Total current liabilities                            84,788             60,623            50,912

LONG-TERM DEBT, less current maturities                     34,982             77,871            68,041

OTHER LIABILITIES                                            2,856              4,525             2,982

STOCKHOLDERS' EQUITY:
   Capital stock                                               572                572               572
   Additional paid-in capital                               43,508             43,596            43,593
   Accumulated deficit                                     (44,384)           (32,555)          (34,993)
   Cumulative translation adjustments                          (17)               (15)                8
   Treasury stock at cost                                     (271)              (380)             (373)
                                                       -----------        -----------       -----------
      Total stockholders' equity                              (592)            11,218             8,807
                                                       -----------        -----------       -----------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                                   $122,034           $154,237          $130,742
                                                       ===========        ===========       ===========

See   accompanying  notes  to  consolidated  condensed  financial statements (unaudited).

Note: The balance sheet at March 31, 1997 has been condensed from the audited financial statements at that date.

                                      STOKELY USA, INC. AND SUBSIDIARIES
                                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                (Dollars in thousands except per share amounts)
                                                  (unaudited)

                                                                             Three Months Ended
                                                                                  December 31,
                                                                           1997               1996
                                                                      -------------      -------------
REVENUES:
-------------
   Net sales                                                          $     48,212       $     55,342
   Other                                                                        --                 13
                                                                      ------------       ------------
      Total revenues                                                        48,212             55,355

COST AND EXPENSES:
-------------------
   Cost of products sold                                                    39,724             44,147
   Selling, general & administrative expenses                                8,441              7,555
   Interest                                                                  2,582              2,963
   Merger expenses                                                             175                 --
                                                                      ------------       ------------
      Total cost and expenses                                               50,922             54,665
                                                                      ------------       ------------

INCOME (LOSS) BEFORE INCOME TAX                                             (2,710)               690

INCOME TAXES                                                                    --                 --
                                                                      ------------       ------------

NET INCOME (LOSS)                                                     $     (2,710)      $        690
                                                                      ============       ============

NET INCOME (LOSS) PER COMMON SHARE                                    $       (.24)      $        .06
                                                                      ============       ============

WEIGHTED AVERAGE SHARES OUTSTANDING                                     11,390,871         11,372,570
                                                                      ============       ============

See  accompanying  notes  to  consolidated   condensed  financial
statements (unaudited).

                                      STOKELY USA, INC. AND SUBSIDIARIES
                                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Dollars in thousands except per share amounts)
                                                  (unaudited)

                                                                              Nine Months Ended
                                                                                  December 31,
                                                                           1997                1996
                                                                       ------------      -------------
REVENUES:
------------
   Net sales                                                          $    122,221       $    149,315
   Other                                                                         3                 74
                                                                     -------------     --------------
      Total revenues                                                       122,224            149,389

COST AND EXPENSES:
-----------------------
   Cost of products sold                                                   101,365            124,757
   Selling, general & administrative expenses                               22,138             22,014
   Nonrecurring charges                                                         --             12,929
   Interest                                                                  7,340              8,174
   Merger expenses                                                             773                 --
                                                                     -------------      -------------
      Total cost and expenses                                              131,616            167,874
                                                                     -------------      -------------

LOSS BEFORE INCOME TAX                                                      (9,392)           (18,485)

INCOME TAXES                                                                    --                 --
                                                                     -------------      -------------

NET LOSS                                                              $     (9,392)      $    (18,485)
                                                                     =============      =============

NET LOSS PER COMMON SHARE                                             $       (.82)      $      (1.63)
                                                                     =============      =============

WEIGHTED AVERAGE SHARES OUTSTANDING                                     11,386,269         11,356,375
                                                                     =============      =============

See  accompanying  notes   to  consolidated  condensed  financial
statements (unaudited).

                                      STOKELY USA, INC. AND SUBSIDIARIES
                                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                            (Dollars in thousands)
                                                  (unaudited)

                                                                               Nine Months Ended
                                                                                  December 31,
                                                                             1997               1996
                                                                      -------------       ------------
Net cash (used in) from operating activities                              $  (1,240)          $  3,400

Cash flows from investing activities:
      Purchase of property, plant and equipment                              (1,599)            (2,023)
      Proceeds from disposal of property, plant and equipment                 1,456              9,394
      Decrease in other assets - net                                            301                 21
                                                                      -------------       ------------
Net cash provided by investing activities                                       158              7,392
                                                                      -------------       ------------

Cash flows from financing activities:
      Change in notes payable                                                 1,091              2,146
      Payments of long-term debt                                               (527)           (11,359)
      Payment of deferred debt issuance costs                                  (375)            (1,077)
      Capital stock transactions - net                                           17                151
                                                                      -------------       ------------
Net cash provided by (used in) financing activities                             206            (10,139)
                                                                      -------------       ------------

Increase (decrease) in cash and cash equivalents                               (876)               653

Cash and cash equivalents at beginning of period                              1,660                777
                                                                      -------------       ------------

Cash and cash equivalents at end of period                                $     784           $  1,430
                                                                      =============       ============

See  accompanying  notes  to  consolidated   condensed  financial
statements (unaudited).

                STOKELY USA, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                           (unaudited)


1. In the opinion of management, the accompanying unaudited consolidated condensed financial statements contain all normal and recurring adjustments necessary to present fairly Stokely USA, Inc.'s ("Stokely's") consolidated condensed balance sheets as of December 31, 1997 and 1996 and March 31, 1997, the consolidated condensed statements of operations for the three and nine month periods ended December 31, 1997 and 1996, and the consolidated condensed statements of cash flows for the nine month periods then ended.

The results of operations for the three and nine months ended December 31, 1997 are not necessarily indicative of the results to be expected for the full year. For interim reporting purposes, certain expenses are based on estimates rather than expenses actually incurred. The unaudited interim consolidated condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the fiscal year ended March 31, 1997, included in Stokely's Form 10-K (as amended) filed with the Securities and Exchange Commission.

The accounting policies followed by Stokely are described in Note
A of the financial statements of Stokely's Form 10-K (as amended) for the year ended March 31, 1997. Certain amounts have been reclassified to conform to the current year presentation.

2. Supplemental cash flow disclosures: Cash payments for interest were $4,996,000 and $7,733,000 for the nine months ended
December 31, 1997 and 1996, respectively. Net payments of income taxes were $46,000 and $29,000 for the nine months ended December
31, 1997 and 1996, respectively.

3. A nonrecurring charge of $13,529,000 (of which $600,000 relating to inventory write-downs was included in cost of products sold) was recognized during the nine months ended December 31, 1996 as discussed in Stokely's Annual Report on Form 10-K (as amended) for the fiscal year ended March 31, 1997. Reserves utilized during the three months ended December 31, 1997 are as follows (in thousands):

                                                  Balance at            Reserves             Balance at
                                               September 30, 1997       Utilized         December 31, 1997
                                              -------------------   ------------     ---------------------
Property, plant and equipment
    write-downs                                    $6,955                   $622             $6,333
Severance costs                                       216                    105                111
Inventory write-downs                                  48                     --                 48
Other costs                                           154                     40                114
                                             ------------           ------------      -------------

Total                                              $7,373                   $767             $6,606
                                             ============           ============     ==============

4. On January 16, 1998 Stokely was acquired by Chiquita Brands International, Inc. ("Chiquita") pursuant to an Agreement and Plan of Reorganization dated as of September 17, 1997 among Chiquita, Chiquita Acquisition Corp. and Stokely. The merger price was $1.00 per share of Stokely common stock, paid entirely in shares of Chiquita capital stock ("Common Stock") valued at $15.03 per share, the average of the closing market prices of Chiquita Common Stock for the 15 trading days immediately preceding the merger. This resulted in a payment of approximately .0665 of a share of Chiquita Common Stock per Stokely share, or an aggregate of 757,918 shares of Chiquita Common Stock issued to the Stokely shareholders. Chiquita also issued 2,208,615 shares of Common Stock to certain holders of an aggregate of approximately $33.2 million of Stokely long-term debt and paid $18.0 million of cash to reduce Stokely's borrowings under its revolving credit facility. Additionally, in connection with the merger, certain Stokely suppliers forgave $1.0 million of amounts owed to them.

Expenses incurred related to the merger totaled $773,000 through December 31, 1997, and consisted primarily of legal, consulting and financial advisor fees. There were also approximately $1.4 million of expenses which were expensed and paid at the time of the merger, the majority of which related to fees payable to Stokely's financial advisor.

Prior to the merger, Stokely was in violation of certain covenants applicable to its Senior Notes due January 2000 (which constituted an event of default) and most of its Industrial Development Revenue Bonds. The Senior Noteholders and the holders of certain Industrial Development Revenue Bonds exchanged their outstanding debt for shares of Chiquita Common Stock at the time of the merger and, as a result of transactions in connection with the merger, the remaining Industrial Development Revenue Bonds are no longer in default.

                CHIQUITA BRANDS INTERNATIONAL, INC.
              PRO FORMA COMBINED FINANCIAL STATEMENTS


The following unaudited pro forma combined financial statements give effect to the acquisition by Chiquita of Stokely based on the assumptions described in the accompanying notes. These financial statements have been prepared from the historical consolidated financial statements of Chiquita (which, for purposes of the unaudited pro forma combined income statement, have been adjusted to reflect the acquisitions by Chiquita of Owatonna Canning Company, Olivia Canning Company, Midwest Foods, Inc. and Goodhue Canning Company (collectively, the "Owatonna Companies") and American Fine Foods, Inc. ("AFF") assuming these acquisitions had occurred on January 1, 1997) and Stokely. This pro forma information is not necessarily indicative of actual or future operating results or financial position that would have occurred had each of the acquisitions been consummated on January 1, 1997.

    The unaudited pro forma combined balance sheet is based on the balance sheets of Chiquita (including the Owatonna Companies, which were acquired in September 1997, and AFF, which was acquired in December 1997) and Stokely at December 31, 1997 and has been prepared to reflect the acquisition of Stokely assuming it had occurred on December 31, 1997. The unaudited pro forma combined income statement for the year ended December 31, 1997 gives effect to all the acquisitions (including the acquisition of Stokely) as if they had occurred on January 1, 1997. Each transaction was accounted for as a purchase.

    These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of: Chiquita, which are incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997; Owatonna Canning Company included in Chiquita's Current Report on Form 8-K dated September 15, 1997; AFF included in Chiquita's Current Report on Form 8-K dated December 8, 1997 (as amended on February 3, 1998); and Stokely included in Chiquita's Current Report on Form 8-K dated November 20, 1997 and included herein.

                                      Chiquita Brands International, Inc.
                                 Pro Forma Combined Balance Sheet (unaudited)
                                               December 31, 1997
                                                (in thousands)

                                               Chiquita
                                             (including
                                               Owatonna                       Pro Forma            Pro Forma
                                              and AFF)        Stokely        Adjustments            Combined
Assets                                     -------------   ------------    -------------      --------------
Current assets
   Cash and equivalents                      $   125,702      $     784      $ (19,000) (a)      $   107,486
   Trade receivables, net                        184,913         11,523           (200) (b)          196,236
   Other receivables, net                         87,301             --             --                87,301
   Inventories                                   349,948         68,810           (500) (b)          418,258
   Other current assets                           35,602            654             --                36,256
                                             -----------   ------------    -----------           -----------
         Total current assets                    783,466         81,771        (19,700)              845,537
   Property, plant and equipment, net          1,151,396         38,356        (10,200) (c)        1,179,552
   Investments and other assets                  301,173          1,907             --               303,080
   Intangibles, net                              165,578             --         31,583  (d)          197,161
                                             -----------    -----------    -----------           -----------
         Total assets                        $ 2,401,613      $ 122,034      $   1,683           $ 2,525,330
                                            ============   ============   ============          ============
Liabilities and Shareholders' Equity
Current liabilities
   Notes and loans payable                   $    59,659      $  42,142      $ (19,000) (a)      $    82,801
   Long-term debt due within one year             92,905          9,616         (5,400) (a)           97,121
   Accounts payable                              205,323         28,711         (1,000) (e)          233,034
   Accrued liabilities                           125,231          4,319          7,200  (f) (g)      136,750
                                             -----------    -----------    -----------           -----------
         Total current liabilities               483,118         84,788        (18,200)              549,706
   Long-term debt of parent company              689,080             --             --               689,080
   Long-term debt of subsidiaries                272,892         34,982        (27,800) (a)          280,074
   Accrued pension and other
      employee benefits                           86,676          2,856           (800) (h)           88,732
   Other liabilities                              89,761             --          3,300  (f)           93,061
                                             -----------    -----------    -----------           -----------
         Total liabilities                     1,621,527        122,626        (43,500)            1,700,653
                                             -----------    -----------    -----------           -----------
Shareholders' Equity
   Preferred stock                               253,239             --             --               253,239
   Capital stock                                  20,389            572            417  (a)(i)(j)     21,378
   Capital surplus                               672,944         43,508             94  (a)(i)(j)    716,546
   Other shareholders' equity                         --           (288)           288  (j)               --
   Accumulated deficit                          (166,486)       (44,384)        44,384  (j)         (166,486)
                                             -----------    -----------    -----------           -----------
         Total shareholders' equity              780,086           (592)        45,183               824,677
                                             -----------    -----------    -----------           -----------
         Total liabilities and
            shareholders' equity             $ 2,401,613      $ 122,034      $   1,683           $ 2,525,330
                                             ===========    ===========    ===========           ===========








NOTE: This Pro Forma Combined Balance Sheet, which gives effect to the acquisition by Chiquita of Stokely, includes pro forma adjustments to reflect:

(a) Assumed repayment of $33.2 million of Stokely long-term debt with approximately 2.2 million shares of Chiquita Common
     Stock, and assumed reduction of Stokely working capital loans payable to $23 million using cash.

(b) The adjustment of Stokely's receivables and inventory to estimated fair value.

(c) The adjustment to record at estimated net realizable value that property, plant and equipment at Stokely plants which will be closed.

(d) The excess of acquisition cost over the fair value of net assets acquired.

(e) Forgiveness of $1 million of payables by Stokely suppliers in conjunction with the acquisition.

(f) The adjustment to record at estimated fair value those liabilities assumed, primarily for compensation and severance benefits of employees to be terminated.

(g) Transaction fees associated with acquisition of $1.1 million.

(h) The adjustment of the accumulated postretirement benefit liabilities.

(i)  Issuance of $11.4 million (.8 million shares) of Chiquita
     Common Stock in exchange for 100% of the equity of Stokely.

(j)  Elimination of the shareholders' equity accounts of Stokely.

This Pro Forma Combined Balance Sheet is based on a preliminary allocation of purchase price to the net assets acquired. Furthermore, it is not necessarily indicative of the actual or future financial position that occurred or will occur upon consummation of and subsequent to the acquisitions of the Owatonna Companies, AFF and Stokely.

                                        Chiquita Brands International, Inc.
                             Pro Forma Combined Income Statement (unaudited)
                                         Year Ended December 31, 1997
                                      (in thousands, except per share data)

                                            Owatonna
                                            Companies       AFF
                                            through       through    Pro Forma
                               Chiquita     9/24/97       12/8/97    Adjustments
                             ------------  ----------  ----------   ------------
         Net sales             $2,433,726    $ 44,714    $ 70,808    $     --
                             ------------  ----------  ----------   ---------
         Operating expenses
           Cost of sales        1,935,870      26,830      58,807          --
           Selling, general and
              administrative      311,568      17,255       5,624      (2,100) (a)(b)
           Depreciation            86,122       2,171       1,441        (170) (c)
                             ------------  ----------  ----------   ---------
           Operating income
              (loss)              100,166      (1,542)      4,936       2,270

         Interest income           16,540         330           6        (770) (d)
         Interest expense        (108,913)       (177)     (1,006)      1,010  (d)
         Other income, net            750         164          83          --
                             ------------  ----------  ----------   ---------
         Income before
           income taxes             8,543      (1,225)      4,019       2,510
         Income taxes              (8,200)        424      (1,388)        664  (e)
                             ------------  ----------  ----------   ---------
         Net income (loss)            343        (801)      2,631       3,174
         Less dividends on
            preferred stock       (16,949)         --          --        (210)(f)
                             ------------  ----------  ----------   ---------
         Net income (loss)
           attributable to
           common shares        $ (16,606)   $   (801)   $  2,631     $ 2,964
                             ============  ==========  ==========  ==========

         Earnings per common
            share
            -  Basic                $(.29)
            -  Diluted              $(.29)

         Shares used to
           calculate earnings
           per common share:
            -  Basic               57,025
            -  Diluted             57,025







                                                        Pro Forma      Pro Forma
                               Subtotal     Stokely    Adjustments     Combined
                             ------------  ----------  ----------   ------------
Net Sales                      $2,549,248    $157,775    $  --         $2,707,023
                             ------------  ----------  ----------    ------------
Operating expenses
  Cost of sales                 2,021,507     125,950       --          2,147,457
  Selling, general and
     administrative               332,347      28,875        90 (A)(B)    361,312
  Depreciation                     89,564       4,865    (1,300)(C)        93,129
                             ------------  ----------  ----------    ------------
  Operating income (loss)         105,830      (1,915)    1,210           105,125

Interest income                    16,106          --      (920)(D)        15,186
Interest expense                 (109,086)     (9,916)    5,480 (D)      (113,522)
Other income, net                     997          --        --               997
                             ------------  ----------  ----------    ------------

Income before income taxs          13,847     (11,831)    5,770             7,786
Income taxes                       (8,500)         --        --            (8,500)
                             ------------  ----------  ----------    ------------
Net income (loss)                   5,347     (11,831)    5,770              (714)
Less dividends on preferred
  stock                           (17,159)         --        --           (17,159)
                             ------------  ----------  ----------    ------------
Net income (loss) attributable
  to common shares              $ (11,812)   $(11,831)   $5,770          $(17,873)
                              =========== =========== =========       ============

Earnings per
  common share
   -  Basic                                                                 $(.28)
   -  Diluted                                                               $(.28)

Shares used to
  calculate earnings
  per common share:
   -  Basic                                                                 63,875
   -  Diluted                                                               63,875


NOTE: This Pro Forma Combined Income Statement gives effect to the acquisitions of the Owatonna Companies and AFF and the January 1998 acquisition of Stokely by Chiquita.

For the Owatonna Companies and AFF acquisitions, pro forma adjustments have been made to reflect:

(a) Amortization of goodwill ($.3 million) arising from the acquisitions on a straight-line basis over 40 years.

(b) Elimination of transaction costs for professional services incurred by the acquired companies totaling $2.4 million.

(c) Reductions of depreciation due to recording at estimated net realizable value the property, plant and equipment at plants which will be closed.

(d) Reductions of interest expense of $1.0 million due to the assumed repayment of all AFF debt with cash. Interest income is reduced by $.8 million to reflect the use of cash equivalents for these debt repayments.

(e) Elimination of tax expense of the Owatonna Companies and federal tax expense of AFF as a result of including these companies in the Chiquita consolidated tax returns.

(f) Dividends on Chiquita Series C Preference Stock issued in connection with the acquisition of the Owatonna Companies.


For the Stokely acquisition, pro forma adjustments have been made to reflect:

(A) Amortization of goodwill ($.9 million) arising from the acquisition on a straight-line basis over 40 years.

(B) Elimination of transaction costs for professional services incurred by Stokely totaling $.8 million.

(C) Reductions of depreciation due to recording at estimated net realizable value the property, plant and equipment at plants which will be closed.

(D) Reductions of interest expense of $3.8 million due to the assumed repayment of $33.2 million of Stokely long-term debt with approximately 2.1 million shares of Chiquita Common Stock and $1.7 million due to the assumed reduction of Stokely working capital loans payable to an average balance of $23 million using cash. Interest income is reduced by $.9 million to reflect the use of cash equivalents for these working capital loan repayments.

The Pro Forma Combined Income Statement is based on a preliminary allocation of purchase price to the net assets acquired. Furthermore, it is not necessarily indicative of the actual operating results of the combined companies had the acquisitions occurred on January 1, 1997 or of future results of the combined companies.
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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 4, 1998       CHIQUITA BRANDS INTERNATIONAL, INC.

                         By:   /s/ William A. Tsacalis
                             William A. Tsacalis
                             Vice President and Controller
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